Exhibit 99.1
Lyft Reports Record Q3 2025 Financial Results
Exceeds $1 billion in cash flow generation for the trailing twelve months
Growth to accelerate through the end of 2025 and into 2026

SAN FRANCISCO, CA, November 5, 2025 - Lyft, Inc. (Nasdaq: LYFT) today announced financial results for the third quarter ended September 30, 2025.
“Our Q3 results prove that Lyft’s comeback strategy is working,” said CEO David Risher. “We once again smashed records, announced more autonomous vehicle partnerships, and last month, acquired a world-class luxury chauffeuring company, furthering our customer-obsessed approach to growth. We have multiple catalysts converging to drive momentum and scale across the business.”
“Strong execution continues to deliver strong results. We once again achieved all-time high records for Active Riders and Gross Bookings, while generating over $1 billion in cash for the trailing twelve months,” said CFO Erin Brewer. “We are well positioned to accelerate growth through the end of 2025, and into 2026. We remain on track to deliver on our long-term targets.”
Third Quarter 2025 Financial Highlights
•Record Gross Bookings of $4.8 billion, up 16% year over year.
•Record revenue of $1.7 billion, up 11% year over year.
•Q3 record net income (loss) of $46.1 million compared to $(12.4) million in Q3'24.
◦Net income (loss) as a percentage of Gross Bookings of 1.0% compared to (0.3)% in Q3'24.
•Record Adjusted EBITDA of $138.9 million, up 29% year over year compared to $107.3 million in Q3'24.
◦Adjusted EBITDA margin as a percentage of Gross Bookings of 2.9% compared to 2.6% in Q3'24.
•Net cash provided by operating activities of $291.3 million compared to $264.0 million in Q3'24.
◦For the trailing twelve months, net cash provided by operating activities was $1.08 billion.
•Q3 record free cash flow of $277.8 million compared to $242.8 million in Q3'24.
◦For the trailing twelve months, free cash flow was $1.03 billion, an all-time high.
Third Quarter 2025 Operational Highlights
•Rides growth accelerated to 15% year over year to 248.8 million, an all-time high and the tenth consecutive quarter of double-digit growth year over year.
•Active Riders growth accelerated to 18% year over year to 28.7 million, another all-time high.
•Announced a unique integrated supply management partnership with Waymo in Nashville.
•Announced a planned partnership with Tensor to offer the world’s first consumer-owned “Lyft-ready” autonomous vehicles, powered by NVIDIA.
•Acquired TBR Global Chauffeuring in October, one of the world’s most respected names in luxury chauffeuring, creating a winning combination of Lyft’s technology platform and TBR’s service excellence.
Fourth Quarter 2025 Outlook
•Rides growth in the mid- to high-teens year over year.
•Gross Bookings of approximately $5.01 billion to $5.13 billion, up approximately 17% to 20% year over year, and growing slightly faster than Rides.
•Adjusted EBITDA of approximately $135 million to $155 million and an Adjusted EBITDA margin (calculated as a percentage of Gross Bookings) of approximately 2.7% to 3.0%.

We have not provided the forward-looking GAAP equivalent to our non-GAAP outlook or a GAAP reconciliation as a result of the uncertainty regarding, and the potential variability of reconciling items such as stock-based compensation and income tax. Accordingly, a reconciliation of these non-GAAP guidance metrics to their corresponding GAAP equivalent is not available without unreasonable effort. However, it is important to note that the reconciling items could have a significant effect on future GAAP results. We have provided historical reconciliations of GAAP to non-GAAP metrics in tables at the end of this release. For more information regarding the non-GAAP financial measures discussed in this earnings release, please see "GAAP to non-GAAP Reconciliations" below.
Financial and Operational Results

	Three Months Ended
	September 30, 2025	June 30, 2025	September 30, 2024
	(in millions, except for percentages)
Active Riders	28.7	26.1	24.4
Rides	248.8	234.8	216.7
Gross Bookings	$4,780.4	$4,490.1	$4,108.4
Revenue	$1,685.2	$1,588.2	$1,522.7
Net income (loss)	$46.1	$40.3	$(12.4)
Net income (loss) as a percentage of Gross Bookings	1.0%	0.9%	(0.3)%
Adjusted EBITDA	$138.9	$129.4	$107.3
Adjusted EBITDA margin (calculated as a percentage of Gross Bookings)	2.9%	2.9%	2.6%
Net cash provided by operating activities	$291.3	$343.7	$264.0
Free cash flow	$277.8	$329.4	$242.8
Note: Information on our key metrics and non-GAAP financial measures is also available on our Investor Relations page.
Definitions of Key Metrics
Active Riders
The number of Active Riders is a key indicator of the scale of Lyft’s user community. Lyft defines Active Riders as all unique riders who have taken at least one ride during the quarter. If a ride is requested by another organization or person for the benefit of a rider, that rider is only included in the calculation of Active Riders if the ride is accessible in the rider’s Lyft apps.
In the first quarter of 2025, Lyft updated the definition of Active Riders to simplify the definition and better align the metric with future scaling of the business. Additionally, unique riders were previously identified by phone number and are now identified through a unique internal identifier. The change was adopted prospectively and periods prior to the first quarter of 2025 were not changed as the impact was not material.
Rides
Rides represent the level of usage of our multimodal platform. Lyft defines Rides as the total number of rides completed using our multimodal platform that contribute to our revenue. These include any Rides taken through our Lyft apps. If multiple riders take a private rideshare ride, including situations where one party picks up another party on the way to a destination, or splits the bill, we count this as a single rideshare ride. Each unique segment of a Shared Ride is considered a single Ride. For example, if two riders successfully match in Shared Ride mode and both complete their Rides, we count this as two Rides. We have largely shifted away from Shared Rides, and now only offer Shared Rides in limited markets. Lyft includes all Rides taken by riders via our Concierge offering, even though such riders may be excluded from the definition of Active Riders unless the ride is accessible in that rider’s Lyft apps.
Gross Bookings
Gross Bookings is a key indicator of the scale and impact of our overall platform. Lyft defines Gross Bookings as the total dollar value of transactions invoiced to riders including any applicable taxes, tolls and fees excluding tips to drivers. It also includes amounts invoiced for other offerings, including but not limited to: Express Drive vehicle rentals, bike and scooter rentals, and amounts recognized for subscriptions, bike and bike station hardware and software sales, media, sponsorships, partnerships, and licensing and data access agreements.

Adjusted EBITDA margin (calculated as a percentage of Gross Bookings)
Adjusted EBITDA margin (calculated as a percentage of Gross Bookings) is calculated by dividing Adjusted EBITDA for a period by Gross Bookings for the same period. For the definition of Adjusted EBITDA, refer to “Non-GAAP Financial Measures”.
Webcast
Lyft will host a webcast today at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss these financial results and business highlights. Supplemental materials, including management’s prepared remarks, will be available on the Company’s Investor Relations page in advance of the call. To listen to a live audio webcast, please visit our Investor Relations page at https://investor.lyft.com/. The archived webcast will be available on our Investor Relations page shortly after the call.
About Lyft
Whether it’s an everyday commute or a journey that changes everything, Lyft is driven by our purpose: to serve and connect. Founded in 2012, Lyft has grown into a global mobility platform offering a mix of rideshare, taxis, private hire vehicles, executive chauffeur services, car sharing, bikes, and scooters across six continents and thousands of cities. Millions of drivers have chosen to earn on billions of rides - helping to create a more connected world, with transportation options for everyone.
Available Information
Lyft announces material information to the public about Lyft, its products and services and other matters through a variety of means, including filings with the Securities and Exchange Commission, press releases, public conference calls, webcasts, the investor relations section of its website (investor.lyft.com), its X accounts (@lyft and @davidrisher), its Chief Executive Officer’s LinkedIn account (linkedin.com/in/jdavidrisher) and its blogs (including: lyft.com/blog, lyft.com/hub, and eng.lyft.com) in order to achieve broad, non-exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or Lyft's future financial or operating performance. In some cases, you can identify forward looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates,” “going to,” "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these words or other similar terms or expressions that concern Lyft's expectations, strategy, priorities, plans or intentions. Forward-looking statements in this release include, but are not limited to, Lyft’s guidance and outlook, including expectations for the fourth quarter of 2025, and the trends and assumptions underlying such guidance and outlook, Lyft's expectations regarding its share repurchase program, including the timing of repurchases thereunder, Lyft’s plans and expectations regarding its new and existing strategic partnerships and the benefits such partnerships will provide, and Lyft's expectations regarding its acquisitions and their anticipated impacts on Lyft's international operations and financial results, and risks related to their integrations and operations. Lyft’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks related to the macroeconomic environment and risks regarding our ability to forecast our performance due to our limited operating history and the macroeconomic environment and the risk that our partnerships may not materialize as expected. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in Lyft's filings with the Securities and Exchange Commission (“SEC”), including in our Annual Report on Form 10-K for the year ended December 31, 2024 and subsequent Quarterly Reports on Form 10-Q filed with the SEC. The forward-looking statements in this release are based on information available to Lyft as of the date hereof, and Lyft disclaims any obligation to update any forward-looking statements, except as required by law. This press release discusses "customers." For rideshare, there are two customers in every car - the driver is Lyft's customer, and the rider is the driver's customer. We care about both.
Non-GAAP Financial Measures
To supplement Lyft's financial information presented in accordance with generally accepted accounting principles in the United States of America, or GAAP, Lyft considers certain financial measures that are not prepared in accordance with GAAP, including Adjusted EBITDA, Adjusted EBITDA margin (calculated as a percentage of Gross Bookings) and free cash flow. Lyft defines Adjusted EBITDA as net income (loss) adjusted for interest expense, other income (expense), net, provision for (benefit from) income taxes, depreciation and amortization, stock-based compensation expense, payroll tax expense related to stock-based compensation, as well as, if applicable, sublease income and gain from lease termination, restructuring charges and costs related to acquisitions, divestitures and other corporate matters. Adjusted EBITDA margin (calculated as a percentage of Gross Bookings) is calculated by dividing Adjusted EBITDA for a period by Gross Bookings for the same period and is considered a key metric. Lyft defines free cash flow as GAAP net cash provided by (used in) operating activities less purchases of property and equipment and scooter fleet.
Lyft subleases certain office space and earns sublease income. Sublease income is included within other income, net on the condensed consolidated statement of operations, while the related lease expense is included within operating expenses and loss from operations. Lyft believes the adjustment to include sublease income in Adjusted EBITDA is useful to investors by enabling them to better assess Lyft’s operating performance, including the benefits of recent transactions, by presenting sublease income as a contra-expense to the related lease charges that are part of operating expenses.
Lyft excludes certain costs related to acquisitions including due diligence costs, professional fees in connection with an acquisition, certain financing costs, and certain integration-related expenses. These expenses are unpredictable, and depend on factors that may be outside of our control and are not reflective of our ongoing core operations. In addition, the size and complexity of an acquisition, which often drives the magnitude of costs related to acquisitions, may not be indicative of such future costs. We believe excluding costs related to acquisitions, divestitures and other corporate matters facilitates the comparison of our financial results to our historical operating results and to other companies in our industry.
Lyft uses its non-GAAP financial measures in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to communicate with our board of directors concerning our financial performance. Free cash flow is a measure used by our management to understand and evaluate our operating performance and trends. We believe free cash flow is a useful indicator of liquidity that provides our management with information about our ability to generate or use cash to enhance the strength of our balance sheet, further invest in our business and pursue potential strategic initiatives. Free cash flow has certain limitations, including that it does not reflect our future contractual commitments and it does not represent the total increase or decrease in our cash balance for a given period. Free cash flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of our ability to fund our cash needs.
Lyft’s definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Furthermore, these measures have certain limitations in that they do not include the impact of certain expenses that are reflected in our consolidated statement of operations that are necessary to run our business. Thus, our non-GAAP financial measures should be considered in addition to, not as substitutes for, or in isolation from, measures prepared in accordance with GAAP.

Contacts
Aurélien Nolf, Investor Relations	Stephanie Rice, Media
ir@lyft.com	press@lyft.com

Lyft, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except for per share data)
(unaudited)

	September 30, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$1,305,908	$759,319
Short-term investments	686,615	1,225,124
Prepaid expenses and other current assets	1,002,890	966,090
Total current assets	2,995,413	2,950,533
Restricted cash and cash equivalents	368,314	186,721
Restricted investments	1,437,584	1,355,451
Other investments	45,166	42,516
Property and equipment, net	387,409	444,864
Operating lease right of use assets	155,244	148,397
Intangible assets, net	134,945	42,776
Goodwill	389,524	251,376
Other assets	29,434	12,435
Total assets	$5,943,033	$5,435,069
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$107,354	$97,704
Insurance reserves	2,070,618	1,701,393
Accrued and other current liabilities	1,930,676	1,666,278
Operating lease liabilities, current	27,203	25,192
Convertible senior notes, current	—	390,175
Total current liabilities	4,135,851	3,880,742
Operating lease liabilities	151,109	152,074
Long-term debt, net of current portion	1,010,044	565,968
Other liabilities	72,994	69,269
Total liabilities	5,369,998	4,668,053
Stockholders’ equity
Preferred stock, $0.00001 par value; 1,000,000 shares authorized as of September 30, 2025 and December 31, 2024; no shares issued and outstanding as of September 30, 2025 and December 31, 2024	—	—
Common stock, $0.00001 par value; 18,000,000 Class A shares authorized as of September 30, 2025 and December 31, 2024; 401,465 and 409,474 Class A shares issued and outstanding, as of September 30, 2025 and December 31, 2024, respectively; 87,220 and 100,000 Class B shares authorized as of September 30, 2025 and December 31, 2024; no Class B shares issued and outstanding as of September 30, 2025 and 8,531 Class B shares issued and outstanding as of December 31, 2024	4	4
Additional paid-in capital	10,743,631	11,035,246
Accumulated other comprehensive loss	(1,424)	(10,103)
Accumulated deficit	(10,169,176)	(10,258,131)
Total stockholders’ equity	573,035	767,016
Total liabilities and stockholders’ equity	$5,943,033	$5,435,069

Lyft, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except for per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Revenue	$1,685,195	$1,522,692	$4,723,550	$4,235,739
Costs and expenses
Cost of revenue	927,221	888,255	2,725,829	2,463,135
Operations and support	131,424	117,462	355,192	336,238
Research and development	109,615	104,447	331,435	303,277
Sales and marketing	243,317	215,779	616,256	537,621
General and administrative	250,565	253,436	698,204	742,332
Total costs and expenses	1,662,142	1,579,379	4,726,916	4,382,603
Income (loss) from operations	23,053	(56,687)	(3,366)	(146,864)
Interest expense	(4,742)	(7,362)	(15,924)	(22,262)
Other income, net	25,804	50,941	113,710	133,941
Income (loss) before income taxes	44,115	(13,108)	94,420	(35,185)
Provision for (benefit from) income taxes	(1,959)	(682)	5,465	3,762
Net income (loss)	$46,074	$(12,426)	$88,955	$(38,947)
Net income (loss) per share attributable to common stockholders
Basic	$0.11	$(0.03)	$0.21	$(0.10)
Diluted	$0.11	$(0.03)	$0.21	$(0.10)
Weighted-average number of shares outstanding used to compute net income (loss) per share attributable to common stockholders
Basic	405,679	412,229	414,374	406,785
Diluted	412,674	412,229	420,268	406,785
Stock-based compensation included in costs and expenses:
Cost of revenue	$4,398	$6,789	$17,337	$18,564
Operations and support	2,179	2,310	7,302	6,299
Research and development	27,633	32,036	99,790	89,208
Sales and marketing	3,565	4,822	12,894	13,257
General and administrative	28,810	42,999	104,522	127,464

Lyft, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities
Net income (loss)	$88,955	$(38,947)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	97,962	115,189
Stock-based compensation	241,845	254,793
Amortization of premium on marketable securities	169	236
Accretion of discount on marketable securities	(54,297)	(66,220)
Amortization of debt discount and issuance costs	2,450	2,744
Loss on sale and disposal of assets, net	4,989	8,180
Other	(4,764)	(2,556)
Changes in operating assets and liabilities, net effects of acquisition
Prepaid expenses and other assets	(7,223)	(39,631)
Operating lease right-of-use assets	20,001	19,971
Accounts payable	9,453	34,711
Insurance reserves	369,225	254,696
Accrued and other liabilities	179,202	189,903
Lease liabilities	(25,754)	(36,698)
Net cash provided by operating activities	922,213	696,371
Cash flows from investing activities
Purchases of marketable securities	(2,532,663)	(2,976,674)
Purchases of term deposits	—	(2,194)
Proceeds from sales of marketable securities	567,445	155,181
Proceeds from maturities of marketable securities	2,474,806	2,497,355
Proceeds from maturities of term deposits	2,194	3,539
Purchases of property and equipment and scooter fleet	(34,220)	(70,055)
Sales of property and equipment	43,134	67,856
Cash paid for acquisitions, net of cash acquired	(202,908)	—
Other investing activities	(1,330)	1,113
Net cash provided by (used in) investing activities	316,458	(323,879)
Cash flows from financing activities
Repayment of loans	(47,855)	(61,807)
Payment for settlement of convertible senior notes due 2025	(390,719)	(350,000)
Proceeds from issuance of convertible senior notes due 2029	—	460,000
Proceeds from issuance of convertible senior notes due 2030	500,000	—
Payment of debt issuance costs	(11,250)	(11,888)
Purchase of capped calls	(41,950)	(47,886)
Repurchase of Class A common stock	(400,000)	(50,000)
Proceeds from exercise of stock options and other common stock issuances	7,304	7,173
Taxes paid related to net share settlement of equity awards	(95,699)	(12,490)
Principal payments on finance lease obligations	(30,804)	(35,403)
Other financing activities	(396)	—
Net cash used in financing activities	(511,369)	(102,301)
Effect of foreign exchange on cash, cash equivalents and restricted cash and cash equivalents	880	(67)
Net increase in cash, cash equivalents and restricted cash and cash equivalents	728,182	270,124
Cash, cash equivalents and restricted cash and cash equivalents
Beginning of period	946,040	771,786
End of period	$1,674,222	$1,041,910

Lyft, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2025	2024
Reconciliation of cash, cash equivalents and restricted cash and cash equivalents to the condensed consolidated balance sheets
Cash and cash equivalents	$1,305,908	$770,298
Restricted cash and cash equivalents	368,314	270,248
Restricted cash, included in prepaid expenses and other current assets	—	1,364
Total cash, cash equivalents and restricted cash and cash equivalents	$1,674,222	$1,041,910
Non-cash investing and financing activities
Financed vehicles acquired	$27,726	$90,918
Purchases of property and equipment and scooter fleet not yet settled	4,909	7,144
Right-of-use assets acquired under finance leases	22,438	39,845
Right-of-use assets acquired under operating leases	5,674	4,336
Remeasurement of finance and operating lease right of use assets	(5,822)	(9,505)
Repurchase of Class A common stock, including excise tax, accrued and not yet paid	2,719	—
Debt issuance costs not yet paid	979	—

Lyft, Inc.
GAAP to Non-GAAP Reconciliations
(in millions, except for percentages)
(unaudited)

	Three Months Ended
	September 30, 2025	June 30, 2025	September 30, 2024
Adjusted EBITDA
Net income (loss)	$46.1	$40.3	$(12.4)
Adjusted to exclude the following:
Interest expense(1)	5.8	6.2	8.9
Other income, net	(25.8)	(47.0)	(50.9)
Provision for (benefit from) income taxes	(2.0)	4.1	(0.7)
Depreciation and amortization	33.8	30.6	45.1
Stock-based compensation	66.6	82.1	89.0
Payroll tax expense related to stock-based compensation	2.4	3.9	1.7
Sublease income	0.3	0.1	0.9
Costs related to acquisitions, divestitures and other corporate matters	11.6	9.1	—
Restructuring charges(2)	—	—	25.8
Adjusted EBITDA	$138.9	$129.4	$107.3
Gross Bookings	$4,780.4	$4,490.1	$4,108.4
Net income as a percentage of Gross Bookings	1.0%	0.9%	(0.3)%
Adjusted EBITDA margin (calculated as a percentage of Gross Bookings)	2.9%	2.9%	2.6%
_______________
(1) Includes $1.1 million, $1.2 million and $1.5 million related to the interest component of vehicle related finance leases in the three months ended September 30, 2025, June 30, 2025 and September 30, 2024, respectively.
(2) In the three months ended September 30, 2024, we incurred restructuring charges of $13.4 million of fixed asset disposals, $10.8 million of other current assets disposals and other costs and $1.5 million of severance and other employee costs. Restructuring related charges for accelerated depreciation of fixed assets of $10.6 million are included on its respective line item.

Note: Due to rounding, numbers presented may not add up precisely to the totals provided.

	Trailing Twelve Months Ended	Three Months Ended
	September 30, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Free cash flow
Net cash provided by operating activities	$1,075.6	$291.3	$343.7	$287.2	$153.4	$264.0
Less: purchases of property and equipment and scooter fleet	(47.6)	(13.4)	(14.3)	(6.5)	(13.4)	(21.2)
Free cash flow	$1,027.9	$277.8	$329.4	$280.7	$140.0	$242.8
_______________

Note: Due to rounding, numbers presented may not add up precisely to the totals provided.